Exhibit 10.1
THIRD AMENDMENT TO THE OXFORD INDUSTRIES, INC.
DEFERRED COMPENSATION PLAN
(AS AMENDED AND RESTATED EFFECTIVE JUNE 13, 2012)

WHEREAS, Oxford Industries, Inc. (“Oxford”) sponsors the Oxford Industries, Inc. Deferred Compensation Plan (as amended and restated effective June 13, 2012) (the “Plan”); and

WHEREAS, Oxford desires to amend the Plan to permit participants to modify their payment elections for amounts payable due to the participant’s retirement.

NOW THEREFORE, Oxford, pursuant to the approval of its Board of Directors, hereby amends the Plan as follows effective as of June 11, 2024:

1. Section 7.2(a) is amended by adding the following sentence to the end thereof:

An Eligible Participant may make an election to defer the date of payment of his or her distribution upon Separation from Service after Retirement Age, in accordance with and subject to the limitations under Section 7.3(a).An Eligible Participant may make an election to defer the date of payment of his or her distribution upon Separation from Service after Retirement Age, in accordance with and subject to the limitations under Section 7.3(a).

2. Section 7.3(a) is hereby amended by adding the following sentence as the second sentence thereof:

An Eligible Participant may revise such distribution election and/or provide for a deferral of payment; provided, however, that (1) if the Eligible Participant is or was an Employee, the Eligible Participant has attained age 54 and completed 4 Years of Service, (2) the revision will not take effect until 12 months after the date on which it was made, (3) the revision, if the Eligible Participant is or was an Employee, must be made at least 12 months before the date on which the Eligible Participant Separates from Service, (4) the payment (or commencement of installments) will be deferred for at least 5 years from the date on which the distribution of the Eligible Participant’s account otherwise would have been made or commenced pursuant to Section 7.2(a), and (5) the Eligible Participant may make only one such revision with respect to amounts credited to his or her subaccount for a Plan Year.

3. Except as expressly modified by this Third Amendment to the Plan, all other terms and conditions of the Plan shall remain in full force and effect in accordance with the Plan.

IN WITNESS WHEREOF, Oxford has caused this Third Amendment to the Plan to be executed on the date set forth below.

OXFORD INDUSTRIES, INC.
By: /s/ Suraj A. Palakshappa
Name: Suraj A. Palakshappa
Title: Senior Vice President
Date: June 11, 2024